UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2003

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Item 5. Other Events

IRS Tax Settlement

The Boeing Company has received a federal income tax refund and related interest totaling approximately $1.1 billion. The refund and interest are related to a partial settlement of tax years 1992 to 1997 with the Internal Revenue Service and further strengthen the Company’s cash balances.

Based upon a preliminary analysis, the Company estimates the partial settlement will favorably impact fourth quarter 2003 net income by approximately $700 million, or $0.87 per share. The partial settlement will increase fourth quarter 2003 operating cash flow by approximately $1.1 billion.

The 2003 earnings per share and cash flow guidance issued by the Company on October 29, 2003, does not reflect this tax settlement. The Company will disclose its final determination of the period financial impact when it releases fourth quarter and full-year 2003 financial results in January 2004.

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Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this release include, but are not limited to, our expectation that the refunds will further strengthen the Company’s cash balances and statements discussing the financial impact of the partial settlement. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including the continued impact of the commercial aviation downturn on overall production, as well as the impact on production or production rates for specific commercial airplane models, the continued operation, viability and growth of major airline customers and non-airline customers (such as the U.S. Government); adverse developments in the value of collateral securing customer and other financings; the occurrence of any significant collective bargaining labor dispute; additional tax settlements with the U.S. Government; our successful execution of internal performance plans, production rate increases and decreases (including any reduction in or termination of an aircraft product, including the 717, 757 and 767 models), acquisition and divestiture plans, and other cost-reduction and productivity efforts; charges from any future SFAS 142 review; an adverse development in rating agency credit ratings or assessments; the actual outcomes of certain pending sales campaigns and U.S. and foreign government procurement activities, including the timing of procurement of tankers by the U.S. Department of Defense (“DOD”) in light of, among other things, the Congressional review process, an ongoing DOD investigation, and our for cause termination of our Chief Financial Officer;  the cyclical nature of some of our businesses; unanticipated financial market changes which may impact pension plan assumptions; domestic and international competition in the defense, space and commercial areas; continued integration of acquired businesses; performance issues with key suppliers, subcontractors and customers; factors that could result in significant and prolonged disruption to air travel worldwide (including the status of and impacts flowing from continued warfare in Iraq and future terrorist attacks); any additional impacts from the attacks of September 11, 2001; global trade policies; worldwide political stability; domestic and international economic conditions; price escalation; the outcome of political and legal processes, including uncertainty regarding government funding of certain programs; changing priorities or reductions in the U.S. Government or foreign government defense and space budgets; termination of government or commercial contracts due to unilateral government or customer action or failure to perform; legal, financial and governmental risks related to international transactions; legal proceedings, including U.S. Government proceedings and investigations and commercial litigation related to the Evolved Expendable Launch Vehicle Program or related to the Air Force 767 Tanker Program; and other economic, political and technological risks and uncertainties. Additional information regarding these factors is contained in our SEC filings, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the periods ending March 31, 2003, June 30, 2003, and September 30, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/s/    James A. Bell

James A. Bell

Senior Vice President of Finance & Corporate Controller

Date: November 25, 2003

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